Exhibit 99.(t)

POWER OF ATTORNEY

Each officer and trustee of Coatue Innovative Strategies Fund whose signature appears below constitutes and appoints Claire Jen, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2026. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title

/s/ Philippe Laffont	Chief Executive Officer
Philippe Laffont

/s/ Nathan Urquhart	President, Principal Executive Officer and Trustee
Nathan Urquhart

/s/ Erick Sacks	Chief Financial Officer
Eric Sacks

/s/ Annette Capretta	Trustee
Annette Capretta

/s/ Stephen T. Harvey	Trustee
Stephen T. Harvey

/s/ Tommy Huie	Trustee
Tommy Huie